UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 9, 2016

Date of report (Date of earliest event reported)

SOLAZYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard South San Francisco, CA 94080		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 780-4777 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 14, 2016, Solazyme, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the year ended December 31, 2015 and certain corporate highlights. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2016, the board of directors (the “Board”) of Solazyme, Inc. appointed Irene Chang Britt as a director of the Company.

Ms. Chang Britt served as President, Pepperidge Farm, a subsidiary of Campbell Soup Company (“Campbell”), from August 2012 to February 2015 and also held the position of Senior Vice President, Global Baking and Snacking for Campbell from March 2012 to February 2015. Ms. Chang Britt joined Campbell in 2005 and held a series of leadership positions with Campbell including Senior Vice President and Chief Strategy Officer and President, North America Foodservice. Ms. Chang Britt is a director of Dunkin’ Brands Group, Inc. and a director of Tailored Brands, Inc., and formerly served on the board of directors of Sunoco, Inc. Ms. Chang Britt brings to the Board a deep knowledge of the consumer packaged goods category, and extensive executive experience.

Ms. Chang Britt has not been appointed to any committees of the Board at this time; however, the Company expects that she will be appointed to one or more Board committees in the future. Ms. Chang Britt has entered into the Company’s standard form of indemnity agreement and will receive director compensation consistent with the Company’s current compensation arrangements for non-employee members of the Board, including an option to acquire 80,000 shares of Company common stock and a prorated portion of the 2015 annual grant to non-employee directors (prorated to June 1, 2016), each with an exercise price equal to the fair market value of Company common stock on the date of grant.

On March 10, 2016, Jonathan S. Wolfson, the Company’s Chief Executive Officer notified the Board that he intended to transition out of his position as Chief Executive Officer. In connection with this notification, the Board has commenced a search for a new Chief Executive Officer. Mr. Wolfson was thereafter appointed Chairman of the Board and is expected to remain as Chief Executive Officer while the search is underway. He is currently expected to assume the full-time role of Executive Chairman effective upon the placement of the new Chief Executive Officer and will cease to be the Company’s Chief Executive Officer at that time.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Press release, dated March 14, 2016, entitled “Solazyme Reports Fourth Quarter and Full Year 2015 Results”.

The information contained in Items 2.02 and 9.01 and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in Items 2.02 and 9.01 of this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAZYME, INC.

Date: March 14, 2016	By:	/s/ Tyler W. Painter
Tyler W. Painter
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated March 14, 2016, entitled “Solazyme Reports Fourth Quarter and Full Year 2015 Results”